EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement") is made, entered into and effective as of September 20, 2006 (the "Effective Date"), between Alternative Energy Sources, Inc. (the "Company"), and Dr. John A. Ward, an individual (the "Executive").

      WHEREAS, the Company and the Executive wish to memorialize the terms and conditions of the Executive's employment by the Company in the positions of Executive Vice President and Director of Operations;

      NOW, THEREFORE, in consideration of the covenants and promises contained herein, the Company and the Executive agree as follows:

      1. Employment Period. The Company offers to employ the Executive, and the Executive agrees to be employed by Company, in accordance with the terms and subject to the conditions of this Agreement, commencing on the Effective Date and terminating on the fourth anniversary of the Effective Date (the "Scheduled Termination Date"), unless terminated in accordance with the provisions of
Section 12 below, in which case the provisions of Section 12 shall control; provided, however, that unless either party provides the other party with written notice of his or its intention not to renew this Agreement at least 90 days prior to the expiration of the initial term or any renewal term of this Agreement (as the case may be), this Agreement shall automatically renew for additional one-year periods commencing on the day after such expiration date. The Executive affirms that no obligation exists between the Executive and any other entity which would prevent or impede the Executive's immediate and full performance of every obligation of this Agreement.

      2. Position and Duties. During the term of the Executive's employment hereunder, the Executive shall continue to serve in, and assume duties and responsibilities consistent with, the positions of Executive Vice President and Director of Operations, unless and until otherwise instructed by the Company. The Executive agrees to devote to the Company substantially all of his working time, skill, energy and best business efforts during the term of his employment with the Company, and the Executive shall not engage in business activities outside the scope of his employment with the Company if such activities would detract from or interfere with his ability to fulfill his responsibilities and duties under this Agreement or require substantial amounts of his time or of his services.

      3. No Conflicts. The Executive covenants and agrees that for so long as he is employed by the Company, he shall inform the Company of each and every future business opportunity presented to the Executive that arises within the scope of the Business of the Company (as defined below) and would be feasible for the Company, and that he will not, directly or indirectly, exploit any such opportunity for his own account.

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      4.  Hours of Work.  The  Executive's  normal  days and hours of work shall
coincide  with  the  Company's   regular  business  hours.  The  nature  of  the
Executive's employment with the Company requires flexibility in the days and hours that the Executive must work, and may necessitate that the Executive work on other or additional days and hours.

      5. Location. The locus of the Executive's employment with the Company shall be the Company's office located in Kansas City, Missouri and any other locus where the Company now or hereafter has a business facility and, during the first year of the initial term hereof, Executive will be operating primarily in Ireland.

      6. Compensation.

      (a) Base Salary. During the term of this Agreement, the Company shall pay, and the Executive agrees to accept, in consideration for the Executive's services hereunder, pro rata bi-weekly payments of the annual salary of $180,000.00, less all applicable taxes and other appropriate deductions, taking into account Irish tax laws.

            (i) Upon successful completion of financing in such amount as is sufficient, in the opinion of the Company's Board of Directors (the "Board"), to enable the Company to finance the acquisition or construction of the Company's initial operating facility (the "Initial Facility"), the Executive's annual base salary shall be increased to $260,000.00.

      The Compensation Committee (the "Compensation Committee") of the Board shall also review the Executive's base salary annually and shall make a recommendation to the Board as to whether such base salary should be increased, which decision shall be within the Board's sole discretion.

      (b) Annual Bonus. During the term of this Agreement, the Executive shall be entitled to an annual bonus of up to 100% of his base salary at such time as the Initial Facility becomes operational, the actual amount of which bonus shall be determined according to achievement of performance-related financial and operating targets established annually for the Company and the Executive by the Compensation Committee (or by the independent members of the Board if there exists no Compensation Committee). Such performance targets for each fiscal year shall be adopted by the Compensation Committee promptly after the end of the prior fiscal year, but in no event later than March 31st of the current fiscal year (except for fiscal year 2006, the performance targets for which are annexed to this Agreement as Exhibit A. Each annual bonus shall be paid by the Company to the Executive promptly after the first meeting of the Board following the completion of the annual audit, which meeting shall occur on or about April 15th of each year.

      7. Expenses. During the term of this Agreement, the Executive shall be entitled to payment or reimbursement of any reasonable expenses paid or incurred by him in connection with and related to the performance of his duties and responsibilities hereunder for the Company. All requests by the Executive for payment of reimbursement of such expenses shall be supported by appropriate invoices, vouchers, receipts or such other supporting documentation in such form and containing such information as the Company may from time to time require, evidencing that the Executive, in fact, incurred or paid said expenses. Without limiting the foregoing, (i) the Company shall pay the costs associated with, (A) Executive's obtaining a U.S. H-1B Visa, including legal fees; (B) preparation of Executive's US and foreign tax returns; (C) Executive's relocation to the United States; (D) Executive's housing in the United States during the first six (6) months of the initial term hereof; (E) following Executive's full-time relocation  to the  United  States,  Company  will  provide  a  Company  car for
Executive's business use, and (ii) the Executive shall be entitled to reimbursement for certain personal travel expenses as annexed to this Agreement as Exhibit B.

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      8. Vacation.  During the term of this  Agreement,  the Executive  shall be entitled to accrue, on a pro rata basis, 25 vacation days, per year. The Executive shall be entitled to carry over any accrued, unused vacation days from year to year without limitation.

      9. Intentionally deleted.

      10. Stock Options. The Company hereby agrees that the Executive shall be granted a non-qualified stock option on the terms and conditions hereinafter stated:

            (a) Grant of Options. On the Effective Date, the Company will grant the Executive an option to purchase an aggregate of 400,000 shares of the Company's common voting stock (the "Option") under the Company's 2006 Stock Option Plan (the "Stock Option Plan"). Such grant shall be evidenced by an Option Agreement as contemplated by the Stock Option Plan. In subsequent years the Executive shall be eligible for such grants of Options and other permissible awards (collectively with Options, "Awards") under the Stock Option Plan as the Compensation Committee or the Board shall determine.

            (b) Option Price; Term. The per share exercise price of the Option shall be the market price at the close of business on the date the Option Agreement is executed, which represents the fair market value per share of Company common voting stock on the Effective Date. The term of the Option shall be ten years from the date of grant.

            (c) Vesting and Exercise. One fourth (25%) of the Option shall be vested and exercisable on the first anniversary of the grant of the Option, an additional one fourth (25%) of the Option shall be vested and become exercisable on the second anniversary of the grant of the Option, an additional one fourth (25%) of the Option shall be vested and become exercisable on the third anniversary of the grant of the Option and the remaining one fourth (25%) of the Options shall be vested and become exercisable on the fourth anniversary of the grant of the Option notwithstanding that either party may have provided a Notice of Nonrenewal of this Agreement in accordance with the provisions of Sec. 1 hereof.

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            (d) Termination of Service; Accelerated Vesting.

                  (i) If the Executive's employment is terminated for Cause, as such term is defined below, all Awards, whether or not vested, shall immediately expire effective the date of termination of employment.

                  (ii) If the Executive's employment is terminated voluntarily by the Executive without Good Reason, as such term is defined below, all unvested Awards shall immediately expire effective the date of termination of employment. Vested Awards, to the extent unexercised, shall expire one month after the termination of employment.

                  (iii) If the Executive's employment terminates on account of death or Disability, as defined below, or on account of Executive's inability to obtain an H-1B Visa as provided by Section 12(c) below, all unvested Awards shall immediately expire effective the date of termination of employment. Vested Awards, to the extent unexercised, shall expire one year after the termination of employment.

                  (iv) If the Executive's employment is terminated (A) in connection with a Change of Control, as defined below. or (B) by the Executive for Good Reason, all unvested Awards shall immediately vest and become exercisable effective the date of termination of employment, and, to the extent unexercised, shall expire one year after any such event.

            (e) Payment. The full consideration for any shares purchased by the Executive upon exercise of the Option shall be paid in cash.

      11. Other Benefits.

      (a) During the term of this Agreement, the Executive shall be eligible to participate in incentive, savings, retirement (401(k)), and welfare benefit plans, including, without limitation, health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans (collectively, "Benefit Plans"), in substantially the same manner, including but not limited to responsibility for the cost thereof, and at substantially the same levels, as the Company makes such opportunities available to all of the Company's managerial or salaried executive employees.

      (b) The Executive's spouse and dependent minor children will be covered under the Benefit Plans providing health, medical, dental, and vision benefits, in substantially the same manner, including but not limited to responsibility for the cost thereof, and at substantially the same levels, as the Company makes such opportunities available to the spouses and dependent minor children to all of the Company's managerial or salaried executive employees.

      (c) The Company shall purchase and maintain traditional directors and officers liability insurance coverage in the amount of at least $5,000,000 covering the Company's officers and directors, including the Executive, as soon as practicable after the Effective Date, but in no event later than 30 days following the Effective Date, provided such coverage is available on commercially reasonable terms.

      (d) Until such time as Executive becomes covered by Company medical coverage, the Company shall pay the cost of COBRA coverage provided by Executive's prior employer, to the same extent as such coverage was paid for by such prior employer.

      12. Termination of Employment.

      (a) Death. In the event that during the term of this Agreement the Executive dies, this Agreement and the Executive's employment with the Company shall automatically terminate and the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits accruing thereafter, except for the obligation to pay the Executor's heirs, administrators or executors any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the date of death; provided, that nothing contained in this paragraph shall be deemed to excuse any breach by the Company of any provision of this Agreement. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions, taking into account, Irish tax laws.

      (b) "Disability." In the event that, during the term of this Agreement the Executive shall be prevented from performing his duties and responsibilities hereunder to the full extent required by the Company by reason of Disability (as defined below) this Agreement and the Executive's employment with the Company shall automatically terminate and the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits accruing thereafter, except for the obligation to pay the Executive or his heirs, administrators or executors any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the Executive's last date of Employment with the Company; provided, that nothing contained in this paragraph shall be deemed to excuse any breach by the Company of any provision of this Agreement including any failure to maintain the long-term disability insurance coverage required pursuant to
Section 10(b)(iv). The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions through the last date of the Executive's employment with the Company. For purposes of this Agreement, "Disability" shall mean a physical or mental disability which affects major life activity and which prevents the performance by the Executive, with reasonable accommodation, of his significant duties and responsibilities hereunder for a period of not less than an aggregate of three months during any twelve consecutive months, provided however, that such period shall not include any leave granted under the Americans With Disabilities Act or the Family and Medical Leave Act.

      (c) H-1B Visa. Executive shall use his best efforts to obtain an H-1B Visa effective through the term of this Agreement. If Executive is unable to obtain such visa by July 1 2007, this Agreement and the Executive's employment with the Company may, at the option of the Company, be terminated on thirty (30) days' notice, and if so terminated the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits accruing thereafter, except for the obligation to pay the Executive or his heirs, administrators or executors any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the Executive's last date of Employment with the Company; provided, that nothing contained in this paragraph shall be deemed to excuse any breach by the Company of any provision of this Agreement.

      If this Agreement is renewed beyond its initial term, Company shall, upon the request of Executive thereafter, pay the cost, including legal fees, for Executive to apply for a U.S. Green Card.

      (d) "Cause."

            (i) At any time during the term of this  Agreement,  the Company may terminate this Agreement and the Executive's employment hereunder for "Cause." For purposes of this Agreement, "Cause" shall be defined as the occurrence of:
(A) intentional gross neglect, malfeasance or gross insubordination in performing the Executive's duties under this Agreement; (B) the Executive's conviction for a felony, excluding convictions associated with traffic violations; (C) an egregious act of dishonesty (including without limitation theft or embezzlement) or a malicious action by the Executive toward the Company's customers or employees; (D) a willful and material violation of any provision of Sections 13 and 14 hereof; (E) intentional reckless conduct that is materially detrimental to the business or reputation of the Company; or (F) material failure, other than by reason of Disability, to carry out reasonably assigned duties or instructions consistent with the titles of Executive Vice President and Director of Operations (provided that material failure to carry out reasonably assigned duties shall be deemed to constitute Cause only after a finding by the Board of Directors, or a duly constituted committee thereof, of material failure on the part of the Executive and the failure to remedy such performance to the Board's or the committee's satisfaction within 30 days after delivery of written notice to the Executive of such finding).

            (ii) Upon termination of this Agreement for Cause, the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the Executive's last day of employment with the Company. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

      (e) Change of Control. For purposes of this Agreement, "Change of Control" means the occurrence of, or the Company's Board votes to approve: (A) any consolidation or merger of the Company pursuant to which the stockholders of the Company immediately before the transaction do not retain immediately after the transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the surviving business entity; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any sale, lease, exchange or other transfer to any company where the Company owns, directly or indirectly, 100% of the outstanding voting securities of such company after any such transfer; (C) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company.

      (f) "Good Reason."

            (i) At any time during the term of this Agreement, subject to the conditions set forth in Section 12(f)(ii) below, the Executive may terminate this Agreement and the Executive's employment with the Company for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events: (A) the assignment, without the Executive's consent, to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Effective Date; (B) the assignment, without the Executive's consent, to the Executive of a title that is different from and subordinate to the title specified in Section 2 above, provided, however, that the retention of another executive as Executive Vice President and Director of Operations shall not, in and of itself, entitle the Executive to claim a termination for Good reason hereunder; (C) any termination of the Executive's employment by the Company, other than a termination for Cause, within 12 months after a Change of Control;
(D) the assignment, without the Executive's consent, to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Effective Date within 12 months after a Change of Control; or (E) material breach by the Company of this Agreement which adversely impacts Executive's pay, benefits, working conditions or duties.

            (ii) The Executive shall not be entitled to terminate his employment with the Company and this Agreement for Good Reason unless and until he shall have delivered written notice to the Company of his intention to terminate this Agreement and his employment with the Company for Good Reason, which notice specifies in reasonable detail the circumstances claimed to provide the basis for such termination for Good Reason, and the Company shall not have eliminated the circumstances constituting Good Reason within 60 days of its receipt from the Executive of such written notice.

            (iii) In the event that the Executive terminates this Agreement and his employment with the Company for Good Reason, the Company shall pay or provide to the Executive (or, following his death, to the Executive's heirs, administrators or executors): (A) any earned but unpaid base salary, unpaid pro rata annual bonus and unused vacation days accrued through the Executive's last day of employment with the Company; (B) the Executive's full base salary through the Scheduled Termination Date (as the same may have been extended through any extensions of this Agreement); (C) the value of vacation days that the Executive would have accrued through the Scheduled Termination Date; (D) continued coverage, at the Company's expense, under all Benefits Plans in which the Executive was a participant immediately prior to his last date of employment with the Company, or, in the event that any such Benefit Plans do not permit coverage of the Executive following his last date of employment with the Company, under benefit plans that provide no less coverage than such Benefit Plans, through the Scheduled Termination Date; and (E) severance in an amount equal to one year's base salary, as in effect immediately prior to the Executive's termination hereunder. All payments due hereunder shall be made within 45 days after the date of termination of the Executive's employment. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

            (iv) The Executive shall have no duty to mitigate his damages, except that continued benefits required to be provided under Section 12(f)(iii)(D) shall be canceled or reduced to the extent of any comparable benefit coverage offered to the Executive during the period prior to the Scheduled Termination Date by a subsequent employer or other person or entity for which the Executive performs services, including but not limited to consulting services.

      13. Confidential Information.

      (a) The Executive expressly acknowledges that, in the performance of his duties and responsibilities with the Company, he has been exposed since prior to the Effective Date, and will be exposed, to the trade secrets, business and/or financial secrets and confidential and proprietary information of the Company, its affiliates and/or its clients, business partners or customers ("Confidential Information"). The term "Confidential Information" includes information or material that has actual or potential commercial value to the Company, its affiliates and/or its clients, business partners or customers and is not generally known to and is not readily ascertainable by proper means to persons outside the Company, its affiliates and/or its clients or customers.

      (b) Except as authorized in writing by the Board, during the performance of the Executive's duties and responsibilities for the Company and until such time as any such Confidential Information becomes generally known to and readily ascertainable by proper means to persons outside the Company, its affiliates and/or its clients, business partners or customers, the Executive agrees to keep strictly confidential and not use for his personal benefit or the benefit to any other person or entity (other than the Company) the Confidential Information. "Confidential Information" includes the following, whether or not expressed in a document or medium, regardless of the form in which it is communicated, and whether or not marked "trade secret" or "confidential" or any similar legend:
(i) lists of and/or information concerning customers, prospective customers, suppliers, employees, consultants, co-venturers and/or joint venture candidates of the Company, its affiliates or its clients or customers; (ii) information submitted by customers, prospective customers, suppliers, employees, consultants and/or co-venturers of the Company, its affiliates and/or its clients or customers; (iii) non-public information proprietary to the Company, its affiliates and/or its clients or customers, including, without limitation, cost information, profits, sales information, prices, accounting, unpublished financial information, business plans or proposals, expansion plans (for current and proposed facilities), markets and marketing methods, advertising and marketing strategies, administrative procedures and manuals, the terms and conditions of the Company's contracts and trademarks and patents under consideration, distribution channels, franchises, investors, sponsors and advertisers; (iv) proprietary technical information concerning products and services of the Company, its affiliates and/or its clients, business partners or customers, including, without limitation, product data and specifications, diagrams, flow charts, know how, processes, designs, formulae, inventions and product development; (v) lists of and/or information concerning applicants, candidates or other prospects for employment, independent contractor or consultant positions at or with any actual or prospective customer or client of Company and/or its affiliates, any and all confidential processes, inventions or methods of conducting business of the Company, its affiliates and/or its clients, business partners or customers; (vi) acquisition or merger targets;
(vii) business plans or strategies, data, records, financial information or other trade secrets concerning the actual or contemplated business, strategic alliances, policies or operations of the Company or its affiliates; or (viii) any and all versions of proprietary computer software (including source and object code), hardware, firmware, code, discs, tapes, data listings and documentation of the Company; or (ix any other confidential information disclosed to the Executive by, or which the Executive obligated under a duty of confidence from, the Company, its affiliates, and/or its clients, business partners or customers.

      (c) The Executive affirms that he does not possess and will not rely upon the protected trade secrets or confidential or proprietary information of his prior employer(s) in providing services to the Company.

      (d) In the event that the Executive's employment with the Company terminates for any reason, the Executive shall deliver forthwith to the Company any and all originals and copies of Confidential Information.

      14. Non-Competition And Non-Solicitation.

      (a) The Executive agrees and acknowledges that the Confidential Information that the Executive has already received and will receive is valuable to the Company and that its protection and maintenance constitutes a legitimate business interest of the Company, to be protected by the non-competition restrictions set forth herein. The Executive agrees and acknowledges that the non-competition restrictions set forth herein are reasonable and necessary and do not impose undue hardship or burdens on the Executive. The Executive also acknowledges that the products and services developed or provided by the Company, its affiliates and/or its clients or customers are or are intended to be sold, provided, licensed and/or distributed to customers and clients throughout North America (the "Geographic Boundary") and that the Geographic Boundary, scope of prohibited competition, and time duration set forth in the non-competition restrictions set forth below are reasonable and necessary to maintain the value of the Confidential Information of, and to protect the goodwill and other legitimate business interests of, the Company, its affiliates and/or its clients or customers.

      (b) The Executive hereby agrees and covenants that he shall not, without the prior written consent of the Company, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, principal, partner, shareholder, officer, director or any other individual or representative capacity (other than a holder of less than one percent (5%) of the outstanding voting shares of any publicly held company), or whether on the Executive's own behalf or on behalf of any other person or entity or otherwise howsoever, during the Executive's employment with the Company and for a period equal to the greater of (i) one year following the termination of this Agreement or of the Executive's employment with the Company or (ii) the period during which the Executive continues to receive his base salary pursuant to Sections 12(f) of this Agreement following the termination of this Agreement and of the Executive's employment, in the Geographic Boundary:

            (i) Engage, own, manage, operate, control, be employed by, consult for, participate in, or be connected in any manner with the ownership, management, operation or control of any business in competition with the Business of the Company. The "Business of the Company" is defined as the development and production of ethanol and other alternatives to petroleum-based fuels within the Geographic Boundary.

            (ii) Recruit, solicit or hire, or attempt to recruit, solicit or hire, any employee, or independent contractor of the Company to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement.

            (iii) Attempt in any manner to solicit or accept from any customer of the Company, with whom the Executive had significant contact during the term of the Agreement, business of the kind or competitive with the business done by the Company with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or is reasonably expected to do with the Company, or if any such customer elects to move its business to a person other than the Company, provide any services (of the kind or competitive with the Business of the Company) for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person.

            (iv) Interfere with any relationship, contractual or otherwise, between the Company and any other party, including; without limitation, any supplier, co-venturer or joint venturer of the Company to discontinue or reduce its business with the Company or otherwise interfere in any way with the Business of the Company.

      15. Dispute Resolution. The Executive and the Company agree that any dispute or claim, whether based on contract, tort, discrimination, retaliation, or otherwise, relating to, arising from, or connected in any manner with this Agreement or with the Executive's employment with Company shall be resolved exclusively through final and binding arbitration. The arbitration shall be held in Kansas City, Missouri. The arbitration shall be conducted by one arbitrator. If the parties are unable to agree upon an arbitrator within 10 days, each party shall select an arbitrator within 5 days thereafter and those two arbitrators shall, within 15 days after the second of them is selected , select someone to act as the sole arbitrator. The arbitrator shall have jurisdiction to determine any claim, including the arbitrability of any claim.The arbitrator shall be bound by any judicial decisions of the United States Court of Appeals for the Eighth Circuit and any statutes and common law decisions applicable in and to the Eighth Circuit. The arbitrator may grant any relief authorized by law for any properly established claim. The interpretation and enforceability of this paragraph of this Agreement shall be governed and construed in accordance with the United States Federal Arbitration Act, 9. U.S.C. ss. 1, et seq. More specifically, the parties agree to submit to binding arbitration any claims for unpaid wages or benefits, or for alleged discrimination, harassment, or retaliation, arising under Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the National Labor Relations Act, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Fair Labor Standards Act, Sections 1981 through 1988 of Title 42 of the United States Code, COBRA, and any other federal, state, or local law, regulation, or ordinance, and any common law claims, claims for breach of contract, or claims for declaratory relief. The Executive acknowledges that the purpose and effect of this paragraph is solely to elect private arbitration in lieu of any judicial proceeding he might otherwise have available to him in the event of an employment-related dispute between him and the Company. Therefore, the Executive hereby waives his right to have any such employment-related dispute heard by a court or jury, as the case may be, and agrees that his
exclusive   procedure   to  redress  any   employment-related   claims  will  be
arbitration.

      16. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement or contemplated hereby shall be in writing and shall be deemed to have been duly given when personally delivered, delivered by a nationally recognized overnight delivery service or when mailed United States Certified or registered mail, return receipt requested, postage prepaid, and addressed as follows:

      If to the Company:

      Mark Beemer, Chief Executive Officer
      Alternative Energy Sources, Inc.
      310 W. 20th, 2nd Floor
      Kansas City, MO 64108

            With a copy to:

      Arthur E. Fillmore, II, Esq.
      Levy and Craig, P.C.
      1301 Oak St.
      Kansas City, MO 64106

      If to the Executive:

      Dr. John A. Ward Elmbank Church Rd. Carrigaline County Cork, Ireland

      17. Miscellaneous.

      (a) All issues and disputes concerning, relating to or arising out of this Agreement and from the Executive's employment by the Company, including, without limitation, the construction and interpretation of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Missouri, without giving effect to that State's principles of conflicts of law.

      (b) The Executive and the Company agree that any provision of this Agreement deemed unenforceable or invalid may be reformed to permit enforcement of the objectionable provision to the fullest permissible extent. Any provision of this Agreement deemed unenforceable after modification shall be deemed stricken from this Agreement, with the remainder of the Agreement being given its full force and effect.

      (c) Notwithstanding the provisions of Sec. 15 hereof, the Company shall be entitled to seek equitable relief, including injunctive relief and specific performance as against the Executive, for the Executive's threatened or actual breach of Sections 13 or 14 of this Agreement, as money damages for a breach thereof would be incapable of precise estimation, uncertain, and an insufficient remedy for an actual or threatened breach of Sections 13 or 14 of this Agreement. The Executive and the Company agree that any pursuit of equitable relief in respect of Sections 13 or 14 of this Agreement shall have no effect whatsoever regarding the continued viability and enforceability of Section 15 of this Agreement. If Executive substantially prevails in any action by the Company for equitable relief, Company shall pay Executive's attorney's fees incurred in any such action.

      (d) Any waiver or inaction by the Company for any breach of this Agreement shall not be deemed a waiver of any subsequent breach of this Agreement.

      (e) The Executive and the Company independently have made all inquiries regarding the qualifications and business affairs of the other which either party deems necessary. The Executive affirms that he fully understands this Agreement's meaning and legally binding effect. Each party has participated fully and equally in the negotiation and drafting of this Agreement. Each party assumes the risk of any misrepresentation or mistaken understanding or belief relied upon by him or it in entering into this Agreement.

      (f) The Executive's obligations under this Agreement are personal in nature and may not be assigned by the Executive to any other person or entity.

      (g) This instrument constitutes the entire Agreement between the parties regarding its subject matter. When signed by all parties, this Agreement supersedes and nullifies all prior or contemporaneous conversations, negotiations, or agreements, oral and written, regarding the subject matter of this Agreement. In any future construction of this Agreement, this Agreement should be given its plain meaning. This Agreement may be amended only by a writing signed by the Company and the Executive.

      (h) This Agreement may be executed in counterparts, a counterpart transmitted via facsimile, and all executed counterparts, when taken together, shall constitute sufficient proof of the parties' entry into this Agreement. The parties agree to execute any further or future documents which may be necessary to allow the full performance of this Agreement. This Agreement contains headings for ease of reference. The headings have no independent meaning.

      (i) Notwithstanding anything in this Agreement to the contrary, the party not substantially prevailing in any action or dispute resolution procedure between the parties shall pay the attorney's fees and costs of the substantially prevailing party.

      (j) THE EXECUTIVE STATES THAT HE HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AND THAT HE HAS READ AND UNDERSTOOD EACH AND EVERY PROVISION THEREOF. THIS AGREEMENT IS EFFECTIVE UPON THE EXECUTION OF THIS AGREEMENT BY BOTH PARTIES.


                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Company and the Executive have executed this Employment Agreement as of the day and year first above written.


Executive                               Alternative Energy Sources, Inc.



___________________________             By:_____________________________
Dr. John A. Ward                        Name:
                                        Title:

                                    Exhibit A

                           Annual Performance Targets
                                [To Be Discussed]

                                    Exhibit B

                            Personal Travel Expenses
                                [To Be Discussed]


            Company will reimburse Executive for up to five roundtrip business class airfares for himself and up to six roundtrip coach class airfares for his family members, between the United States and Ireland.